                                                                   EXHIBIT 10.37

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of the 1st day of November, 1997, by and between Showscan Entertainment Inc., a Delaware corporation ("Borrower"), and Eldee Foundation, a Canadian non-profit charitable foundation ("Lender").

                                     RECITAL

        Borrower has requested from Lender the loan described below and Lender has agreed to provide the loan to Borrower on the terms and conditions contained herein.

                                    AGREEMENT

        NOW, THEREFORE, Lender and Borrower hereby agree as follows:

                                    ARTICLE I

        SECTION 1.1.  TERM LOAN.

        (a) TERM LOAN. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the principal amount of One Million United States Dollars (USD$1,000,000) (the "Term Loan"), the proceeds of which shall be used for general corporate purposes as determined by Borrower. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto (as it may be amended, the "Note"), all terms of which are incorporated herein by this reference.

        (b) REPAYMENT. The principal amount of the Term Loan shall be due and payable in full on November 15, 1998. Upon twenty (20) days prior written notice to Borrower, Lender may demand payment in full of the Term Loan at any time at least six months after the closing of a merger of Borrower with another entity.

        (c) PREPAYMENT. Borrower may prepay principal on the Term Loan at any time, and from time to time, in any amount and without penalty.



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        SECTION 1.2.  INTEREST/FEES.

        (a) INTEREST. Subject to Section 1.2(b), the outstanding principal balance of the Term Loan shall bear interest at a rate per annum equal to eleven percent (11%).

        (b) DEFAULT INTEREST. At all times when an Event of Default has occurred and is continuing, the outstanding principal balance of the Term Loan shall bear interest at a rate per annum equal to thirteen percent (13%)(the "Default Rate"). In addition, to the extent permitted by applicable law, any interest payments, fees or other amounts owed hereunder and not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall bear interest at the Default Rate. Payment or acceptance of the Default Rate is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

        (c) COMPUTATION AND PAYMENT. Interest on the principal amount outstanding under the Term Loan shall be computed on the basis of a 365-day year, actual days elapsed and shall be payable at maturity so long as any principal under the Term Loan is unpaid. If Borrower shall prepay any of the principal balance of the Term Loan or if Lender shall demand prepayment of the Term Loan in accordance with Section 1.1(b) hereof, then Borrower shall also pay at such time the accrued and unpaid interest with respect to the portion of the principal prepaid.

        (d) CLOSING FEE. Borrower shall pay to Lender a non-refundable commitment fee of USD$70,000, which commitment fee shall be due and payable in full on closing. Borrower shall also pay to Hugi Bank AG a non-refundable finders fee of USD$30,000, which finders fee shall be due and payable in full on closing.

        SECTION 1.3. COLLATERAL. In order to secure the payment and performance by Borrower of all of its obligations under this Agreement and the Note, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in and to, in each case whether now existing or hereafter acquired and wherever located, all of the following but in each case only to the extent that each item is derived from or relates to the films, motions pictures or videos developed (or in development),



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produced, distributed or obtained for distribution by Borrower (directly or indirectly) for release in any medium (the "Collateral"): accounts, accounts receivable and other rights to payment of money, chattel paper, contract rights, documents, instruments, cash, and all other personal property and all proceeds arising therefrom. Borrower shall execute and deliver any financing or continuation statements and such other instruments or notices as may be reasonably necessary in order to perfect and preserve the security interest granted hereby.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

        SECTION 2.1. LEGAL STATUS; ORGANIZATIONAL DOCUMENTS. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

        SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Note, and each other document, contract and instrument required by or at any time delivered to Lender in connection with this Agreement (with all of the foregoing referred to herein collectively as the "Loan Documents") have been duly authorized by Borrower, and upon their execution and delivery in accordance with the provisions hereof will constitute legally valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

        SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents to which it is a party do not violate any provision of any law or regulation, or contravene any provision of Borrower's Articles of



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Incorporation or Bylaws or result in a breach of or constitute a default under any material contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound.

                                   ARTICLE III
                               NEGATIVE COVENANTS

        Borrower covenants that if (a) the merger between Borrower and Iwerks Entertainment, Inc. has not occurred, and (b) Borrower's (in each case as audited and reported in its Annual Report on Form 10-K)(i) gross revenues for its fiscal year ending March 31, 1998 do not equal or exceed USD$15,000,000, or
(ii) net profit for the six month period ending March 31, 1998 does not equal or exceed USD$1,500,000, then until payment in full of the Term Loan, Borrower will not without the prior written consent of Bank:

        SECTION 3.1. CASH INVESTMENT IN OWNED AND OPERATED THEATRES. Make any cash investments in new motion simulation theatre attractions for its own account, provided, however, that the foregoing shall not prohibit the sale by lease, installment or other financing method of a theatre system or the renovation or improvement of any existing owned and operated theatre, nor shall it prevent the periodic provision of working capital to one or more of such existing theatres.

        SECTION 3.2. FILM EXPENDITURES. Incur new obligations for the production, pick up or acquisition of distribution rights to, any motion picture, where such obligations would require cash aggregate payments prior to the maturity date of the Term Loan in excess of USD$1,000,000.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

        SECTION 4.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

        (a) Borrower shall fail to pay within ten (10) days of the date due any principal, interest, fees or other amounts payable under any of the Loan Documents.



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        (b) Any representation or warranty made or deemed made by Borrower hereunder shall prove to be false, incorrect or incomplete in any material respect when furnished, made or deemed made.

        (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in Sections 4.1(a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue without cure for a period of thirty (30) days from its occurrence.

        (d) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement, and with respect to any such default which by its nature can be cured, such default shall continue without cure for a period of thirty (30) days from its occurrence.

        (e) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time or any successor statute ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.



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        SECTION 4.2. REMEDIES. If an Event of Default shall have occurred and be continuing, (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall (automatically and without further action, in the case of an Event of Default under Section 4.1(e) and, in all other cases, at Lender's option and without notice) become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Lender to permit further borrowings hereunder shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with each of the Loan Documents may be exercised at any time by Lender and from time to time after the occurrence and during the continuance of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                    ARTICLE V
                                  MISCELLANEOUS

        SECTION 5.1. NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent expressly set forth in such writing.

        SECTION 5.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:



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        BORROWER:     Showscan Entertainment Inc.
                      3939 Landmark Street
                      Culver City, California, USA
                      Telecopier Number: 310-559-7984
                      Attn: President and Chief Executive Officer

        LENDER:       Eldee Foundation
                      1080 Beaver Hall Hill
                      Suite 1720
                      Montreal, Quebec, H2Z 1S8
                      Telecopier Number: 514-871-9261
                      Attn: ____________________

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        SECTION 5.3. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender.

        SECTION 5.4. ENTIRE AGREEMENT; COUNTERPARTS; AMENDMENT. This Agreement and each of the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to the Term Loan and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be executed in any number of counterparts and may be amended or modified only by a written instrument executed by each party hereto.

        SECTION 5.5. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or



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claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

        SECTION 5.6.  TIME IS OF THE ESSENCE.  Time is of the
essence of each and every provision of this Agreement and each of the other Loan Documents.

        SECTION 5.7. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        SECTION 5.8.  GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                                ELDEE FOUNDATION


                                                By: \s\ HARRY BLOOMFIELD
                                                   -----------------------------
                                                     Harry Bloomfield
                                                Title: Vice President & Director
                                                      --------------------------

                                                SHOWSCAN ENTERTAINMENT INC.


                                                By: \s\ DENNIS POPE
                                                   -----------------------------
                                                     Dennis Pope
                                                Title: President & CEO
                                                      --------------------------



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                                    EXHIBIT A

                            TERM LOAN PROMISSORY NOTE


                                                         Culver City, California
                                                                November 1, 1997

USD$1,000,000

               FOR VALUE RECEIVED, Showscan Entertainment Inc., a Delaware corporation (the "Company"), promises to pay to the order of Eldee Foundation, or order (collectively, "Payee"), on or before November 15, 1998, the lesser of
(i) USD$1,000,000 and (ii) the then unpaid principal balance of this Note.

               The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of November 1, 1997, by and between the Company and Payee (such agreement, as it may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

               This Note is the Company's "Term Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the advances evidenced hereby were made and are to be repaid.

               All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Payee located at 1080 Beaver Hall Hill, Suite 1720, Montreal, Quebec, H2Z 1S8, or at such other place as shall be designated in writing for such purpose in accordance with the notice provisions of the Credit Agreement.

               Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of



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time shall be included in the computation of the payment of interest on this
Note.

               This Note is subject to repayment and mandatory prepayment as, and to the extent, provided in the Credit Agreement and prepayment at the option of the Company as provided in the Credit Agreement.


               THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

               Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note and all other obligations of the Company under the Credit Agreement, together with all accrued but unpaid interest thereon, may automatically become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

               The obligation of the Company to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed is absolute and unconditional.

               The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

               IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                                   SHOWSCAN ENTERTAINMENT INC.


                                                    By: \s\ DENNIS POPE
                                                       -------------------------
                                                    Name: Dennis Pope
                                                         -----------------------
                                                    Title:President & CEO
                                                          ----------------------



                                       A-2